UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2015

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184881	45-5401931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 Third Avenue, Suite 2018 New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 376-5742

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 30, 2015, Relmada Therapeutics, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting). Of the 11,207,229 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 5,111,604 shares, or 45.61% of the eligible common stock, were present either in person or by proxy.  The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for the term described below for each director or until their respective successors are elected and qualified.

Director Name	For	Withheld	Broker Non-Votes	Abstained

Shreeram Agharkar (Class I, three-year term)	4,323,812	247,439	540,353	0
Maged Shenouda (Class I, three-year term)	4,323,457	247,794	540,353	0

Proposal 2: GBH CPAs, PC was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2016.

For:	4,997,383
Against:	104,581
Abstained:	9,640

Item 8.01.	Other Events

On December 30, 2015, the Company issued a press release announcing the election of Shreeram Agharkar and Maged Shenouda as Class I directors at the Annual Meeting. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2015	RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
Name: Sergio Traversa Title: Chief Executive Officer

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